EXHIBIT 11

                           PIONEER FINANCIAL SERVICES, INC.

                        STATEMENT OF COMPUTATION OF PER SHARE

                                      NET INCOME


                                        For the Year Ended December  31
                                            1995           1994      1993


          Net Income                $ 20,968,000     $ 17,149,000 $ 12,145,000
          Less Dividends on
           Preferred Stock            (1,805,000)      (1,904,000)  (2,021,000)

          Primary Basis-Net Income  $ 19,163,000     $ 15,245,000 $ 10,124,000

           Fully Diluted Basis-
           Net Income **            $ 23,266,000     $ 20,145,000 $ 13,507,000

          Average shares outstanding   7,586,908        6,221,216    6,546,719
          Common Stock equivalents
           from dilutive stock
           options, based on the
           treasury stock method
           using average market
           price                         252,501         237,847       176,883

             TOTAL-PRIMARY BASIS       7,839,409        6,459,063    6,723,602


          Additional shares assuming
           conversion of Preferred
           Stock                       1,358,240        1,387,       1,515,200
          Additional shares assuming
           conversion of Subordinated
           Debentures                  3,231,282        4,887,404    2,282,774
          Additional Common Stock
           equivalents from dilutive
           stock options, based on the
           treasury stock method
           using closing market price    179,483                -      209,618





             TOTAL-FULLY DILUTED      12,608,414       12,734,14    10,731,194

          Net income per share-
           Primary                       $  2.44          $ 2.36  $ 1.51

          Net income per share-
           Fully Diluted                 $  1.85          $ 1.58  $ 1.26





          ** Fully diluted net income per share was calculated after adding tax effected interest and amortization of offering costs on Subordinated Debentures of $2,298,000, $2,996,000, and $1,362,000 for the years ended December 31, 1995, 1994, and 1993, respectively.